   EXHIBIT 99.2

CERTIFICATION PURSUANT TO
18 UNITED STATES CODE SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, David J. Granat, the Vice President and Treasurer of Tribune Company, with principal responsibility for overseeing the plans listed below, certify that (i) Tribune Company’s Annual Report on Form 10-K/A for the year ended December 29, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Annual Report on Form 10-K/A for the year ended December 29, 2002 fairly presents, in all material respects, the financial condition and the results of operations of the Tribune Company Savings Incentive Plan, KTLA Inc. Hourly Employees’ Retirement Plan, WPIX Inc. Hourly Employees’ Retirement Plan, Tribune Company Defined Contribution Retirement Plan, Chicago Tribune Tax Deferred Investment Plan for Machinists, and the Times Mirror Savings Plus Plan.

A signed original of this written statement required by Section 906 has been provided to Tribune Company and will be retained by Tribune Company and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ David J. Granat David J. Granat Vice President and Treasurer June 27, 2003